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                                                                    EXHIBIT 7(c)

[SUTHERLAND ASBILL & BRENNAN LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We consent to the reference to our firm under the heading "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for certain modified single premium variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 333-47844). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                      By:   /s/    STEPHEN E. ROTH
                                         ---------------------------------------
                                                         Stephen E. Roth

Washington, D.C.
April 25, 2002